          WASHINGTON, D.C.                                                   RIYADH, SAUDI ARABIA
         NEW YORK, NEW YORK                                                   KUWAIT CITY, KUWAIT
       KANSAS CITY, MISSOURI                 BRYAN CAVE LLP            ABU DHABI, UNITED ARAB EMIRATES
      JEFFERSON CITY, MISSOURI          One Metropolitan Square         DUBAI, UNITED ARAB EMIRATES
       OVERLAND PARK, KANSAS          211 N. Broadway, Suite 3600                 HONG KONG
          PHOENIX, ARIZONA           St. Louis, Missouri 63102-2750   BEIJING, PEOPLE'S REPUBLIC OF CHINA
      LOS ANGELES, CALIFORNIA                (314) 259-2000            SHANGHAI, PEOPLE'S REPUBLIC OF CHINA
         IRVINE, CALIFORNIA            facsimile: (314) 259-2020         IN ASSOCIATION WITH BRYAN CAVE,
   IN ASSOCIATION WITH BRYAN CAVE                                         A MULTINATIONAL PARTNERSHIP.
             (ILLINOIS)                                                          LONDON, ENGLAND
         CHICAGO, ILLINOIS




                                                                     EXHIBIT 5.2
                                  June 28, 2002

NS Group, Inc.
530 West Ninth Street
Newport, Kentucky 41071

Ladies and Gentlemen:

         We have acted as counsel for NS Group, Inc. (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of common stock of the Company par value $0.01 per share (the "Common Stock"); (ii) warrants to purchase Common Stock (the "Common Stock Warrants"); (iii) shares of Preferred Stock of the Company par value $10.00 per share (the "Preferred Stock"); (iv) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"); (v) debt securities, which may be senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively, the "Debt Securities"); (vi) warrants to purchase Debt Securities (the "Debt Security Warrants" and collectively with the Common Stock Warrants and the Preferred Stock Warrants, the "Securities Warrants"); and (vii) guarantees of the Debt Securities (the "Guarantees") by certain subsidiaries of the Company (the "Subsidiary Guarantors") named in the Registration Statement. The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees and the Securities Warrants are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $100,000,000.

         The Senior Debt Securities will be issued under an indenture, as supplemented (the "Senior Indenture") between the Company and senior indenture trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an indenture (the "Subordinated Indenture") between the Company and the subordinated indenture trustee (the "Subordinated Indenture Trustee"). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

NS Group, Inc.
June 28, 2002
Page 2



         The Guarantees will be issued pursuant to a guarantee agreement (the "Guarantee Agreement") between the Subsidiary Guarantors and the guarantee trustee (the "Guarantee Trustee").

         The Common Stock Warrants will be issued under a common stock warrant agreement (the "Common Stock Warrant Agreement") between the Company and the common stock warrant agent. The Preferred Stock Warrants will be issued under a Preferred Stock warrant agreement (the "Preferred Stock Warrant Agreement") between the Company and the Preferred Stock warrant agent. The senior debt security warrants will be issued under a senior debt security warrant agreement (the "Senior Debt Security Warrant Agreement") among the Company, the senior debt security warrant agent and the Senior Trustee. The subordinated debt security warrants will be issued under a subordinated debt security warrant agreement (the "Subordinated Debt Security Warrant Agreement") among the Company, the subordinated debt security warrant agent and the Subordinated Indenture Trustee. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Senior Debt Security Warrant Agreement and the Subordinated Debt Security Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements." Each party to a Warrant Agreement other than the Company is referred to hereinafter as a "Counterparty."

         In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement, certificates, statements and results of inquiries of public officials and officers and representatives of the Issuer, and such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of each person that executed documents, the authenticity of documents submitted to us as originals, and the conformity to authentic originals of documents submitted to us as certified or photocopies.

         We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Indenture Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Indenture Trustee;
(3) at the time of the execution, issuance and delivery of the Guarantees, the Guarantee Agreement will be the valid and legally binding obligation of the Guarantee Trustee; and (4) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

NS Group, Inc.
June 28, 2002
Page 3




         We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will have been duly authorized, executed and delivered by the Company;
(2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will have been duly authorized, executed and delivered by the Company; (3) at the time of execution, issuance and delivery of the Guarantees, the Guarantee Agreement will have been duly authorized, executed and delivered by the Company; and (4) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company. We have further assumed that the Guarantees, the Guarantee Agreement, the Securities Warrants and the Warrant Agreement will be governed by New York law.

         Based upon the foregoing, in reliance thereon and subject to the exceptions, qualifications and limitations stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

         1. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such board and duly authorized officers of the Company (such Board of Directors, committee and authorized officers being referred to herein as the "Board") and (b) due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company.

         2. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters by the board of directors, a duly constituted and acting committee of such board and duly authorized officers of each Subsidiary Guarantor, (b) the establishment of the terms of the Guarantees and of their issuance and sale so as not to result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Subsidiary Guarantor and (c) the due execution, issuance and delivery of the Guarantees upon payment of the consideration thereof provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of each Subsidiary Guarantor and otherwise in accordance with the provisions of the applicable Guarantee Agreement, such Guarantees will constitute valid and legally binding obligations of the Subsidiary Guarantors.

         3. With respect to the Securities Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Securities Warrants, the

NS Group, Inc.
June 28, 2002
Page 4





terms of the offering thereof and related matters by the Board and (b) due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         Our opinions set forth in paragraphs 1, 2 and 3 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         The opinion expressed above is limited to the laws of the State of New York and the federal laws of the United States of America.

         You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Debt Securities, Guarantees or Warrant Securities you will afford us an opportunity to review the operative documents pursuant to which such Debt Securities, Guarantees or Warrant Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Debt Securities, Guarantees or Warrant Securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Bryan Cave LLP
                                                     BRYAN CAVE LLP